AMENDMENT

 TO

 CONSULTING AGREEMENT

This Amendment to the Consulting Agreement (“Amendment”), by and between NU-MED PLUS, INC., a Utah corporation (the “Company”) and Smith Corporate Services, Inc. (“SCS”) and is entered into on this 7th day of January 2014, on the following terms and conditions:

PREMISES:

A.

On November 19, 2012, the Company entered in a Consulting Agreement with SCS (the “Consulting Agreement”), which was to last for a period of one year.

B.

The Company and SCS have been negotiating extending the Consulting Agreement and SCS has continued to provide consulting services to the Company during these negotiations. The parties have now reached an agreement on the extension of the Consulting Agreement and want to enter into this Amendment to set forth the terms of such extension.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1)   Extension of Consulting Agreement.  The terms of the Consulting Agreement shall continue for a one year period from the date of this Amendment and except as set forth herein, the original terms of the Consulting Agreement shall continue to apply to this Amendment.

2)      Compensation.  For services rendered under this Agreement, Consultant shall receive one million eight hundred thousand (1,800,000) shares of the Company's common stock, valued, solely for the purpose of this Agreement at $0.01.  All shares shall be deemed earned on the date of this Agreement.

3)   Other Inconsistent Provisions Hereby Amended.   Any other provisions of the Agreement which are inconsistent with the terms of this Amendment described above, shall be deemed to be amended consistent therewith.  All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4)

Ratification.

Except as expressly amended hereby, the terms of the Consulting Agreement are hereby ratified and approved as originally written.

5)     Counterparts.   This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Capitalized terms not otherwise defined herein have the meanings given to such terms in the above referenced Consulting Agreement.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

      Name: Jeffrey L. Robins

      Title: President

Smith Corporate Services, Inc.

By: /s/Karl Smith

     A Duly Authorized Officer